UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 26, 2012

AMERICAN STRATEGIC MINERALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-171214	01-0949984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o National Corporate Research, Ltd. 202 South Minnesota Street Carson City, NV		89703
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 351-3777

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 26, 2012, the Board of Directors of American Strategic Minerals Corporation (the “Company”) appointed John Stetson as President, Chief Operating Officer and a director of the Company.

Mr. Stetson, 26, has been the Managing Member of HS Contrarian Investments LLC since 2011 and the President of Stetson Capital Investments, Inc. since 2010.  Mr. Stetson was an Investment Analyst from 2008 to 2009 for Heritage Investment Group and worked in the division of Corporate Finance of Toll Brothers from 2007 to 2008.  Mr. Stetson was chosen as a director of the Company based on his experience as an investor in public and private small cap companies.

Mr. Stetson beneficially owns 312,500 shares of the Company’s common stock, both individually and through various entities over which he exerts control.

Mr. Stetson has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Stetson and any other person pursuant to which he was appointed as an officer of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Stetson  has, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 27, 2012

AMERICAN STRATEGIC MINERALS CORPORATION

By:	/s/ Mark Groussman
Name: Mark Groussman
Title: Chief Executive Officer